SALEM COMMUNICATIONS CORPORATION, a Delaware corporation,
                            as First Successor Issuer
        SALEM COMMUNICATIONS HOLDING CORPORATION, a Delaware corporation, as Successor Issuer

                                ATEP RADIO, INC.,
                               BISON MEDIA, INC.,
                            CARON BROADCASTING, INC.,
                            CCM COMMUNICATIONS, INC.,
                        COMMON GROUND BROADCASTING, INC.,
                     GOLDEN GATE BROADCASTING COMPANY, INC.,
                               INLAND RADIO, INC.,
                            INSPIRATION MEDIA, INC.,
                        INSPIRATION MEDIA OF TEXAS, INC.,
                              KINGDOM DIRECT, INC.,
                      NEW ENGLAND CONTINENTAL MEDIA, INC.,
                   NEW INSPIRATION BROADCASTING COMPANY, INC.,
                               OASIS RADIO, INC.,
                                 ONEPLACE, LTD,
                      PENNSYLVANIA MEDIA ASSOCIATES, INC.,
                                RADIO 1210, INC.,
                          REACH SATELITE NETWORK, INC.,
                            SALEM MEDIA CORPORATION,
                         SALEM MEDIA OF COLORADO, INC.,
                          SALEM MEDIA OF GEORGIA, INC.,
                          SALEM MEDIA OF HAWAII, INC.,
                         SALEM MEDIA OF KENTUCKY, INC.,
                           SALEM MEDIA OF OHIO, INC.,
                          SALEM MEDIA OF OREGON, INC.,
                       SALEM MEDIA OF PENNSYLVANIA, INC.,
                           SALEM MEDIA OF TEXAS, INC.,
                         SALEM MEDIA OF VIRGINIA, INC.,
                           SALEM MUSIC NETWORK, INC.,
                        SALEM RADIO NETWORK INCORPORATED,
                          SALEM RADIO PROPERTIES, INC.,
                       SALEM RADIO REPRESENTATIVES, INC.,
                         SOUTH TEXAS BROADCASTING, INC.,
                             SRN NEWS NETWORK, INC.,
                            VISTA BROADCASTING, INC.,
                                  as Guarantors

                                       and

                        THE BANK OF NEW YORK, as Trustee
                                   -----------

                          SUPPLEMENTAL INDENTURE NO. 2

                           Dated as of August 24, 2000

                                       to

                                    INDENTURE

                         Dated as of September 25, 1997

         THIS SUPPLEMENTAL INDENTURE NO. 2, dated as of August 24, 2000 (this "Supplemental Indenture No. 2"), is hereby entered into by and between SALEM COMMUNICATIONS CORPORATION, a Delaware corporation, as successor to Salem Communications Corporation, a California corporation (the "Initial Issuer") (the "First Successor Issuer"), SALEM COMMUNICATIONS HOLDING CORPORATION, a Delaware corporation, as successor to First Successor Issuer (the "Successor Issuer"), the guarantors listed on the signature pages hereto (collectively, the "Guarantors") and THE BANK OF NEW YORK, a New York banking corporation, as indenture trustee (the "Trustee").

                                    RECITALS

         WHEREAS, the Initial Issuer, the guarantors named therein and the Trustee have previously executed and delivered an Indenture, dated as of September 25, 1997, providing for the issuance of 9.5% Senior Subordinated Notes due 2007 in the aggregate principal amount of $150,000,000 (the "Indenture" and together with the Supplemental Indenture No. 1 and this Supplemental Indenture No. 2, the "Supplemented Indenture");

         WHEREAS, pursuant to an Agreement and Plan of Merger dated as of March 31, 1999, between the Initial Issuer and the First Successor Issuer, First Successor Issuer was merged with and into the Initial Issuer (the "Merger"), the First Successor Issuer being the surviving corporation;

         WHEREAS, the First Successor Issuer, the guarantors named therein and the Trustee have executed and delivered a Supplemental Indenture No. 1, dated as of March 31, 1999 (the "Supplemental Indenture No. 1"), providing for assumption by the First Successor Issuer of the obligations of the Initial Issuer under the Indenture and affirming the guarantor's obligations to guarantee the obligations of the First Successor Issuer;

         WHEREAS, pursuant to an Assignment and Assumption Agreement dated as of August 24, 2000 between the First Successor Issuer and the Successor Issuer, First Successor Issuer assigned all of its assets (other than the common stock of Successor Issuer and the common stock of Salem Communications Acquisition Corporation, an Unrestricted Subsidiary) and liabilities to Successor Issuer and Successor Issuer agreed to assume such assets and liabilities (the "Assignment"); and

         WHEREAS, Section 801 of the Supplemented Indenture provides that upon any assignment (including the Assignment) to which the First Successor Issuer is a party and in which the First Successor Issuer assigns all or substantially all of the properties and assets of the First Successor Issuer to another Person, such other Person shall deliver to the Trustee a supplemental indenture containing specified terms; and

         WHEREAS, Section 901 of the Supplemented Indenture provides, among other things, that without the consent of any Holders, the First Successor Issuer and the guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures to evidence the succession of another Person to the First Successor Issuer, and the assumption by any such successor of the covenants of the First Successor Issuer and covenants in the Securities; and

         WHEREAS, in accordance with Sections 801(a)(vii) and 903 of the Supplemented Indenture, the First Successor Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the Assignment and this Supplemental Indenture No. 2 comply with and are permitted by the Supplemented Indenture and that all conditions precedent provided in the Supplemented Indenture relating to the Assignment have been complied with; and

         WHEREAS, the Board Resolution condition has been satisfied, as evidenced by the unanimous written consents attached hereto as EXHIBIT A-1 and EXHIBIT A-2;

         NOW, THEREFORE, each party hereto agrees as follows for the benefit of the other party:

                                    ARTICLE I

                 RELATION TO SUPPLEMENTED INDENTURE; DEFINITIONS

         SECTION 1.01. This Supplemental Indenture No. 2 constitutes an integral part of the Supplemented Indenture.

         SECTION 1.02. For all purposes of this Supplemental Indenture No. 2, capitalized terms used herein without definition shall have the meanings specified in the Supplemented Indenture.

                                   ARTICLE II

                            ASSUMPTION OF OBLIGATIONS

         SECTION 2.01. The Successor Issuer hereby expressly assumes all of the obligations, covenants and duties of the First Successor Issuer under the Securities and the Supplemented Indenture, and, as hereby amended and supplemented, the Supplemented Indenture shall remain in full force and effect.

         SECTION 2.02. Each Guarantor named herein hereby confirms that its Guarantee shall apply to the obligations of the Successor Issuer under the Supplemented Indenture and the Securities.

                                   ARTICLE III

                                  MISCELLANEOUS

         SECTION 3.01. This Supplemental Indenture No. 2 shall be construed in connection with and as a part of the Supplemented Indenture.

         SECTION 3.02. For the purposes of clarity in connection with this Supplemental Indenture No. 2, a definitions of "Parent" is added to Section 101 of the Supplemented Indenture as follows:

                  "PARENT" means Salem Communications Corporation, a Delaware corporation, the parent of the Issuer hereunder.

         SECTION 3.03. For the purposes of clarity in connection with this Supplemental Indenture No. 2, the definitions of "Change of Control" and "Permitted Holders" in Section 101 of the Supplemented Indenture are replaced and restated as follows:

                  "CHANGE OF CONTROL" means the occurrence of any of the following events: (i) any "PERSON" or "GROUP" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "BENEFICIAL OWNER" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of Parent, PROVIDED that the Permitted Holders "BENEFICIALLY OWN" (as so defined) a lesser percentage of such voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Parent;
         (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors whose election to such Board or whose nomination for election by the shareholders of Parent, was approved by a vote of 66% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction in which the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or in which (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Equity Interests or (y) cash, securities and other property (other than Equity Interests of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment in accordance with Section 1009 (and such amount shall be treated as a Restricted Payment subject to the provisions described under Section
         1009) and (B) no "PERSON" or "GROUP" other than Permitted Holders owns immediately after such transaction directly or indirectly, more than the greater of (1) 40% of the total outstanding Voting Stock of the surviving corporation and (2) the percentage of the outstanding Voting Stock of the surviving corporation owned, directly or indirectly, by Permitted Holders immediately after such transaction; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Article Eight.

                  "PERMITTED HOLDERS" means as of the date of determination (i) any of Stuart W. Epperson and Edward G. Atsinger III; (ii) family members or the relatives of the Persons described in clause (i); (iii) any trusts created for the benefit of the Persons described in clauses
         (i), (ii) or (iii) or any trust for the benefit of any such trust; or
         (iv) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person's estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Equity Interests of the Company.

         SECTION 3.04. The headings herein are for convenience only and shall not affect the construction thereof.

         SECTION 3.05. All covenants and agreements in this Supplemental Indenture No. 2 by the Successor Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Supplemental Indenture No. 2 shall bind its successors, co-indenture trustees, if any, and agents.

         SECTION 3.06. In case any provision in this Supplemental Indenture No. 2 shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 3.07. THIS SUPPLEMENTAL INDENTURE NO. 2 SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 3.08. This Supplemental Indenture No. 2 may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 3.09. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture No. 2.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                    SALEM COMMUNICATIONS CORPORATION, a Delaware corporation, as First Successor Issuer


Attest:  /S/ JONATHAN L. BLOCK         By: /S/ EDWARD G. ATSINGER III
         ----------------------------  ----------------------------------
         Jonathan L. Block             Edward G. Atsinger III
         Vice President and Secretary  President and Chief Executive Officer

                                       SALEM COMMUNICATIONS HOLDING
                                       CORPORATION, a Delaware corporation,
                                       as Successor Issuer

Attest:  /S/ JONATHAN L. BLOCK         By:  /S/ EDWARD G. ATSINGER III
         ---------------------------   ----------------------------------
         Jonathan L. Block             Edward G. Atsinger III
         Secretary                     President and Chief Executive Officer

                                    THE BANK OF NEW YORK, a New York banking corporation, as Trustee

                                        By: /S/ MARY BETH LEWICKI
                                        ----------------------------------
                                        Name: Mary Beth Lewicki
                                        Title: Vice President

                                    ATEP RADIO, INC.
                                    BISON MEDIA, INC.
                                    CARON BROADCASTING, INC.
                                    CCM COMMUNICATIONS, INC.
                                    COMMON GROUND BROADCASTING, INC.
                                    GOLDEN GATE BROADCASTING COMPANY, INC.
                                    INLAND RADIO, INC.
                                    INSPIRATION MEDIA, INC.
                                    INSPIRATION MEDIA OF TEXAS, INC.
                                    KINGDOM DIRECT, INC.
                                    NEW ENGLAND CONTINENTAL MEDIA, INC.
                                    NEW INSPIRATION BROADCASTING COMPANY, INC.
                                    OASIS RADIO, INC.
                                    ONEPLACE, LTD.
                                    PENNSYLVANIA MEDIA ASSOCIATES, INC.
                                    RADIO 1210, INC.
                                    REACH SATELITE NETWORK, INC.
                                    SALEM MEDIA CORPORATION
                                    SALEM MEDIA OF COLORADO, INC.
                                    SALEM MEDIA OF GEORGIA, INC.
                                    SALEM MEDIA OF HAWAII, INC.
                                    SALEM MEDIA OF KENTUCKY, INC.
                                    SALEM MEDIA OF OHIO, INC.
                                    SALEM MEDIA OF OREGON, INC.
                                    SALEM MEDIA OF PENNSYLVANIA, INC.
                                    SALEM MEDIA OF TEXAS, INC.
                                    SALEM MEDIA OF VIRGINIA, INC.
                                    SALEM MUSIC NETWORK, INC.
                                    SALEM RADIO NETWORK INCORPORATED
                                    SALEM RADIO PROPERTIES, INC.
                                    SALEM RADIO REPRESENTATIVES, INC.
                                    SOUTH TEXAS BROADCASTING, INC.
                                    SRN NEWS NETWORK, INC.
                                    VISTA BROADCASTING, INC.
                                         as Guarantors


Attest:  /S/ JONATHAN L. BLOCK    By:     /S/ EDWARD G. ATSINGER III
         -----------------------------    ------------------------------
         Jonathan L. Block                 Edward G. Atsinger III
         Secretary                         President and Chief Executive Officer

STATE OF CALIFORNIA  )
COUNTY OF VENTURA    )
CITY OF CAMARILLO    )



         On the 10th day of August, 2000, before me, Janice Crawford, Notary Public, personally came Edward G. Atsinger III and Jonathan L. Block, personally known to me, to be the persons whose names are subscribed to the within instrument as President and Chief Executive Officer and Secretary, respectively, of Salem Communications Corporation (DE), ATEP Radio, Inc., Bison Media, Inc., Caron Broadcasting, Inc., CCM Communications, Inc., Common Ground Broadcasting, Inc., Golden Gate Broadcasting Company, Inc., Inland Radio, Inc., Inspiration Media, Inc., Inspiration Media of Texas, Inc., Kingdom Direct, Inc., New England Continental Media, Inc., New Inspiration Broadcasting Company, Inc., Oasis Radio, Inc., OnePlace, Ltd., Pennsylvania Media Associates, Inc., Radio 1210, Inc., Reach Satelite Network, Inc., Salem Media Corporation, Salem Media of Colorado, Inc., Salem Media of Georgia, Inc., Salem Media of Hawaii, Inc., Salem Media of Kentucky, Inc., Salem Media of Ohio, Inc., Salem Media of Oregon, Inc., Salem Media of Pennsylvania, Inc., Salem Media of Texas, Inc., Salem Media of Virginia, Inc., Salem Music Network, Inc., Salem Radio Network, Incorporated, Salem Radio Properties, Inc., Salem Radio Representatives, Inc., South Texas Broadcasting, Inc., SRN News Network, Inc., Vista Broadcasting, Inc., the corporations described in and which executed the foregoing instrument; and that they signed their names thereto pursuant to authority of the Boards of Directors of such corporations.

         WITNESS my hand and official seal.

[SEAL]                                            /S/ JANICE CRAWFORD
                                            --------------------------------
                                                    Notary Public

                                   EXHIBIT A-1
                     ACTION BY UNANIMOUS WRITTEN CONSENT OF
                             THE BOARD OF DIRECTORS
                       OF SALEM COMMUNICATIONS CORPORATION

         The undersigned, constituting all of the members of the Board of Directors of Salem Communications Corporation, a Delaware corporation (the "Corporation"), pursuant to Section 141(f) of the Delaware General Corporation Law, hereby consent to the adoption of the following resolutions, in lieu of holding a special meeting of the Board of Directors of the Corporation, effective as of July 19, 2000.

                    APPROVAL OF SUPPLEMENTAL INDENTURE NO. 2

         WHEREAS, by separate resolutions of even date herewith, the Board of Directors of the Corporation (the "Board") and the Board of Directors of Salem Communications Holding Corporation, a Delaware corporation ("SCHC"), have carefully considered and approved the terms of an Assignment and Assumption Agreement, pursuant to which the Corporation will assign all of its assets (other than the common stock of SCHC and the common stock of Salem Communications Acquisition Corporation) and liabilities to SCHC and SCHC will assume all such assets and liabilities (the "Assignment");

         WHEREAS, the consummation of the Assignment requires the consent of the parties to the Credit Agreement, dated September 25, 1997, by and among the Corporation's predecessor corporation, Salem Communications Corporation, a California corporation, The Bank of New York as Administrative Agent, Bank of America NT&SA as Documentation Agent and other Lenders party thereto with BNY Capital Markets, Inc. as Arranger, as amended and restated (the "Credit Agreement") and the assumption by SCHC of the Corporation's obligations under the Credit Agreement pursuant to a Second Amended and Restated Credit Agreement (the "Restated Credit Agreement"), which Restated Credit Agreement and related transactions have been approved by the Board by separate resolutions of even date herewith;

         WHEREAS, the consummation of the Assignment requires a Supplemental Indenture No. 2 (the "Supplemental Indenture No. 2"), as required by the terms of the Indenture, dated as of September 25, 1997, by and among Salem Communications Corporation, a California corporation, as issuer, the guarantors named therein as guarantors, and The Bank of New York, as Trustee, as supplemented by Supplemental Indenture No.1, dated as of March 31, 1999, by and among the Corporation, the guarantors named therein as guarantors, and The Bank of New York, as Trustee (the "Indenture"), to provide, inter alia, for the assumption of the obligations of the Corporation under the Indenture by SCHC, and the confirmation of the guarantors' guarantee under the Indenture.

         WHEREAS, the Board has determined that it is in the best interests of the Corporation to proceed with execution and implementation of the Supplemental Indenture No. 2.

         NOW THEREFORE, BE IT RESOLVED, that the form, terms and provisions of the Supplemental Indenture No. 2, in substantially the form presented to and reviewed by the Board, and each of the transactions contemplated thereby, and the performance by the Corporation of all of its obligations pursuant thereto, be, and they hereby are, in all respects, authorized and approved.

         FURTHER RESOLVED that Edward G. Atsinger III in his capacity as President, Dirk Gastaldo in his capacity as Vice President, Eileen E. Hill in her capacity as Vice President and Jonathan L. Block in his capacity as Vice President and Secretary of the Corporation be, and each of them acting alone hereby is, authorized and empowered to execute and deliver or cause to be executed and delivered, in the name and on behalf of the Corporation, the Supplemental Indenture No. 2 on the terms and conditions presented to the Board, with such changes and modifications thereto as may be approved by the officer or officers executing the same, such approval to be conclusively evidenced by his or their execution and delivery thereof;

         FURTHER RESOLVED, that the foregoing officers of the Corporation be, and each of them acting alone hereby is authorized, empowered and directed to pay or cause to be paid all fees and expenses, to do or cause to be done all such acts or things and to make, file, execute, seal or deliver, or caused to be made, filed, executed, sealed or delivered, all such agreements, documents, instruments, payments, applications and certificates in the name of and on behalf of the Corporation and under its corporation seal or otherwise as such, in his discretion, may deem necessary or advisable to carry out and perform the Supplemental Indenture No. 2 and to consummate any and all of the transactions contemplated by such documents.

                     GENERAL RATIFICATION AND AUTHORIZATION

         RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized to take any other action and execute and deliver any other agreements, documents and instruments, including powers of attorney, as any of the officers deem necessary or appropriate to carry out the purpose and intent of the foregoing resolutions; and

         RESOLVED FURTHER, that any action of the Board, the officers of the Corporation in furtherance of the purposes of the foregoing resolutions, whether taken before or after the adoption or effectiveness of these resolutions, are hereby approved, confirmed, ratified and adopted.


                                     A-1-2

         IN WITNESS WHEREOF, this unanimous written consent has been executed by each of the Directors of the Corporation as of the date first written above.

                                                  /s/ Stuart W. Epperson
                                                  ------------------------------
                                                  Stuart W. Epperson

                                                  /s/ Edward G. Atsinger III
                                                  ------------------------------
                                                  Edward G. Atsinger III

                                                  /s/ Eric H. Halvorson
                                                  ------------------------------
                                                  Eric H. Halvorson

                                                  /s/ Roland S. Hinz
                                                  ------------------------------
                                                  Roland S. Hinz

                                                  /s/ Donald P. Hodel
                                                  ------------------------------
                                                  Donald P. Hodel

                                                  /s/ Richard A. Riddle
                                                  ------------------------------
                                                  Richard A. Riddle

                                                  /s/ Joseph S. Schuchert
                                                  ------------------------------
                                                  Joseph S. Schuchert


                                     A-1-3

                                   EXHIBIT A-2

                     ACTION BY UNANIMOUS WRITTEN CONSENT OF

                             THE BOARD OF DIRECTORS

         The undersigned, constituting all of the members of the Board of Directors of the following corporations ("Corporation"), hereby take the following actions by written consent:

ATEP Radio, Inc.                             Salem Media Corporation

Bison Media, Inc.                            Salem Media of California, Inc.

Caron Broadcasting, Inc.                     Salem Media of Colorado, Inc.

CCM Communications, Inc.                     Salem Media of Georgia, Inc.

Common Ground Broadcasting, Inc.             Salem Media of Hawaii, Inc.

Golden Gate Broadcasting Co., Inc.           Salem Media of Kentucky, Inc.

Inland Radio, Inc.                           Salem Media of Ohio, Inc.

Inspiration Media, Inc.                      Salem Media of Oregon, Inc.

Inspiration Media of Texas, Inc.             Salem Media of Pennsylvania, Inc.

Kingdom Direct, Inc.                         Salem Media of Texas, Inc.

New England Continental Media, Inc.          Salem Media of Virginia, Inc.

New Inspiration Broadcasting Co., Inc.       Salem Music Network, Inc.

Oasis Radio, Inc.                            Salem Radio Network Incorporated

OnePlace, Ltd.                               Salem Radio Properties, Inc.

Pennsylvania Media Associates, Inc.          Salem Radio Representatives, Inc.

Radio 1210, Inc.                             South Texas Broadcasting, Inc.

Reach Satellite Network, Inc.                SRN News Network, Inc.

Salem Communications Holding Corporation     Vista Broadcasting, Inc.

         WHEREAS, by separate resolutions of even date herewith, the Board of Directors of Salem Communications Corporation, a Delaware corporation ("SCC") and the Board of Directors of Salem Communications Holding Corporation, a Delaware corporation ("SCHC"), have carefully considered and approved the terms of an Assignment and Assumption Agreement, pursuant to which SCC will assign all of its assets (other than the common stock of SCHC and the common stock of Salem Communications Acquisition Corporation) and liabilities to SCHC and SCHC will assume all such assets and liabilities (the "Assignment").

         WHEREAS, the consummation of the Assignment requires the consent of the parties to the Credit Agreement, dated September 25, 1997, by and among the Corporation's parent corporation, Salem Communications Corporation, a California corporation, The Bank of New

                                     A-2-1

York as Administrative Agent, Bank of America NT&SA as Documentation Agent and other Lenders party thereto with BNY Capital Markets, Inc. as Arranger, as amended and restated (the "Credit Agreement") and the assumption by SCHC of SCC's obligations under the Credit Agreement pursuant to a Second Amended and Restated Credit Agreement (the "Restated Credit Agreement").

         WHEREAS, the consummation of the Assignment requires a Supplemental Indenture No. 2 (the "Supplemental Indenture No. 2"), the form of which is attached hereto as Exhibit A, as required by the terms of the Indenture, dated as of September 25, 1997, by and among Salem Communications Corporation, a California corporation, as issuer, the guarantors named therein as guarantors, and The Bank of New York, as Trustee, as supplemented by Supplemental Indenture No. 1, dated as of March 31, 1999, by and among SCC, the guarantors named therein as guarantors, and The Bank of New York, as Trustee (the "Indenture"), to provide, inter alia, for the assumption of the obligations of SCC under the Indenture by SCHC, and the confirmation of the guarantors' guarantee under the Indenture.

         WHEREAS, the Board has determined that it is in the best interests of the Corporation to proceed with execution and implementation of the Restated Credit Agreement and the Supplemental Indenture No. 2 whereby Salem Communications Holding Corporation shall be substituted as the Issuer and its subsidiaries shall be the guarantors of its obligations thereunder.

         NOW THEREFORE, BE IT RESOLVED, that the form, terms and provisions of the Supplemental Indenture No. 2, in substantially the form presented to and reviewed by the Board, and each of the transactions contemplated thereby, and the performance by the Corporation of all of its obligations pursuant thereto, be, and they hereby are, in all respects, authorized and approved.

         FURTHER RESOLVED, that Dirk Gastaldo in his capacity as Vice President and Jonathan L. Block in his capacity as Vice President and Secretary of the Corporation be, and each of them acting alone hereby is, authorized and empowered to execute and deliver or cause to be executed and delivered, in the name and on behalf of the Corporation, the Supplemental Indenture No. 2 on the terms and conditions presented to the Board, with such changes and modifications thereto as may be approved by the officer or officers executing the same, such approval to be conclusively evidenced by his or their execution and delivery thereof;

         FURTHER RESOLVED, that the foregoing officers of the Corporation be, and each of them acting alone hereby is authorized, empowered and directed to pay or cause to be paid all fees and expenses, to do or cause to be done all such acts or things and to make, file, execute, seal or deliver, or caused to be made, filed, executed, sealed or delivered, all such agreements, documents, instruments, payments, applications and certificates in the name of and on behalf of the Corporation and under its corporation seal or otherwise as such, in his discretion, may deem necessary or advisable to carry out and perform the Supplemental Indenture No. 2 and to consummate any and all of the transactions contemplated by such document.


                                     A-2-2

         GENERAL RATIFICATION AND AUTHORIZATION

         RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized to take any other action and execute and deliver any other agreements, documents and instruments, including powers of attorney, as any of the officers deem necessary or appropriate to carry out the purpose and intent of the foregoing resolutions; and

         RESOLVED FURTHER, that any action of the Board, the officers of the Corporation in furtherance of the purposes of the foregoing resolutions, whether taken before or after the adoption or effectiveness of these resolutions, are hereby approved, confirmed, ratified and adopted.

         IN WITNESS WHEREOF, this unanimous written consent has been executed by each of the Directors of the Corporation as of the 19th day of July, 2000.

                                                  /s/ Edward G. Atsinger III
                                                  ------------------------------
                                                  Edward G. Atsinger III

                                                  /s/ Eric H. Halvorson
                                                  ------------------------------
                                                  Eric H. Halvorson

                                     A-2-3